UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2016

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

2000 Sierra Point Parkway

Suite 500
Brisbane, California 94005

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 27, 2016, Innoviva, Inc. (“Innoviva”) issued a press release and is holding a conference call regarding its results of operations and financial condition for the quarter ended September 30, 2016. A copy of the press release, which includes information regarding Innoviva’s use of non-GAAP financial measures, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2016, based upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors (the “Board”) of Innoviva, the Board appointed Patrick G. LePore as a director, to serve until the next annual meeting of stockholders or until his successor has been duly elected and qualified. In connection with Mr. LePore’s election, and pursuant to Innoviva’s bylaws, the Board has increased the number of directors from five (5) to six (6).  Mr. LePore will also serve on the Compensation Committee of the Board.

Pursuant to Innoviva’s non-employee director compensation program, Mr. LePore received (i) a restricted stock unit award covering such number of shares of Innoviva common stock equal to (a) $250,000 divided by (b) the closing price per share of Innoviva’s common stock on October 26, 2016, rounded down to the nearest whole share (the “Initial RSU”) and (ii) restricted stock unit award covering such number of shares of Innoviva common stock equal to one-half of (a) $250,000 divided by (b) the closing price per share of Innoviva’s common stock on October 26, 2016, rounded down to the nearest whole share (the “Pro Rata RSU”). The Initial RSU vests in two equal annual installments and the Pro Rata RSU vests in a single installment at the sooner of the next annual stockholder meeting or one-year grant anniversary, in each case subject to Mr. LePore’s continuous service through the applicable vesting date, except that in the event of Mr. LePore’s death or in the event of a change of control prior to the termination of Mr. LePore’s services the Initial RSU and the Pro Rata RSU will immediately vest in full. Mr. LePore will also receive an annual cash retainer of $50,000 for his role as a board member and $10,000 for his role on the Compensation Committee of the Board.

Mr. LePore and Innoviva have entered into an indemnification agreement requiring Innoviva to indemnify him to the fullest extent permitted under Delaware law with respect to his services as a director.  The indemnification agreement will be in the form entered into with Innoviva’s other directors and executive officers.  This form is attached hereto as Exhibit 99.2.

The Board has determined that Mr. LePore is an independent director in accordance with applicable rules of the Securities and Exchange Commission and The Nasdaq Stock Market, Inc.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 27, 2016.

99.2

Form of Indemnification Agreement between Innoviva, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10.11 to Innoviva Inc.’s Registration Statement on Form S-1 (SEC File No. 333-116384) filed with the SEC on June 10, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: October 27, 2016	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer

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